                                                                 Exhibit 23.1



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the F.N.B. Corporation 1990 Stock Option Plan, of our report dated February 24, 2004, with respect to the consolidated financial statements of F.N.B. Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

June 30, 2004
Pittsburgh, Pennsylvania